UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Players Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1771 E. Flamingo Road, Suite 201 A, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 840-3270

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On December 10, 2019, GLFI, Inc., a partially owned subsidiary and management partner of Players Network, Inc., executed a non-binding Letter of Intent (the “LOI”) with Amber Metrics, a California corporation, to negotiate entering into a distribution agreement whereby Amber Metrics would agree to purchase bulk raw products from GLFI through its Jujuy and South American operations.

As previously reported, GLFI signed a management agreement with Players Network in connection with managing its Jujuy and South American operations. It is understood by Amber Metrics that GLFI and Players Network are developing a large scale cultivation operation in Jujuy Argentina and that it will take between 6 and 12 months to scale the project to a large enough size to fulfill all of Amber Metrics’ requirements as it pertains to quantities. As such, GLFI and Players Network will not have any product for sale until they harvest the first crops and have their processing in place in Jujuy.

The LOI outlines the material terms of the proposed distribution agreement, which are summarized as follows:

1)	Amber Metrics would agree to purchase bulk raw products from GLFI through its Jujuy and South American operations. Such products will be offered by GLFI on a discount basis and be adjusted by a margin of 6% to 11% based on the size of qualities committed by Amber Metrics to be outlined in the definitive distribution agreement.
2)	The term will be for two years and will automatically renew unless terminated by one of the parties.
3)	Pricing will be determined by quality, market and volume, among other factors.

In addition to the above distribution terms, the parties also noted in the LOI that GLFI and Amber Metrics will create a joint venture to offer a line of CBD based products for the South America market to be distributed by GLFI. These products will contain the raw ingredients from the Jujuy and South American operations and thereafter manufactured into products by Amber Metrics for sale in Argentina and other countries in South America.

The transaction is subject to final due diligence by the parties and the execution of definitive agreements between the parties within a 30-day period from execution of the LOI. A copy of the LOI is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	LOI, dated December 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Players Network, Inc.

/s/ Mark Bradley
Mark Bradley
Chief Financial Officer

Date: December 11, 2019

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